EXHIBIT 10.1

RESTRICTED STOCK AGREEMENT

     THIS AGREEMENT (the “Agreement”), dated            ,       and effective as of            ,      (the “Award Date”), is made by and between Dex Media, Inc., a Delaware corporation (the “Company”) and ___, an Independent Director of the Company (or one of its Subsidiaries, as defined herein), hereinafter referred to as the “Participant”:

     WHEREAS, the Company has adopted the Dex Media, Inc. 2004 Equity Incentive Award Plan (as it may be amended from time to time, the “Plan”), the terms of which are hereby incorporated by reference and made a part of this Agreement; and

     WHEREAS, Article 6 of the Plan provides for the issuance of awards of the Company’s common stock, par value $0.01 per share (“Common Stock”), subject to certain restrictions (“Restricted Stock”); and

     WHEREAS, the Board of Directors of the Company has determined that it would be to the advantage and best interest of the Company and its stockholders to award shares of Restricted Stock to the Participant pursuant to the terms and conditions set forth herein; and

     NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE I.
DEFINITIONS

     Whenever the following terms are used in this Agreement, they shall have the meaning specified below unless the context clearly indicates to the contrary. Capitalized terms used in this Agreement and not defined below shall have the meaning given to such terms in the Plan. The masculine pronoun shall include the feminine, and the singular shall include the plural, where the context so indicates.

     Section 1.1 “Agreement” shall have the meaning set forth in the recitals hereto.

     Section 1.2 “Award Date” shall have the meaning set forth in the recitals hereto.

     Section 1.3 “Board” shall mean the Board of Directors of the Company.

     Section 1.4 “Change in Control” shall have the meaning set forth in the Plan.

     Section 1.5 “Code” shall mean the Internal Revenue Code of 1986, as amended.

     Section 1.6 “Common Stock” shall have the meaning set forth in the recitals hereto.

     Section 1.7 “Company” shall have the meaning set forth in the recitals hereto.

     Section 1.8 “Director” shall mean a member of the Board.

     Section 1.9 “DRO” shall mean a domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

     Section 1.10 “Employee” shall mean any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company, or of any corporation which is a Subsidiary.

     Section 1.11 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

     Section 1.12 “Independent Director” shall mean a Director who is not an Employee of the Company.

     Section 1.13 “Plan” shall have the meaning set forth in the recitals.

     Section 1.14 “Restricted Shares” shall have the meaning set forth in Section 2.1.

     Section 1.15 “Restrictions” shall mean the restrictions on sale or other transfer set forth in Section 4.2 and the exposure to forfeiture set forth in Section 3.1.

     Section 1.16 “Rule 16b-3” shall mean Rule 16b-3 promulgated under the Exchange Act, as such Rule may be amended from time to time.

     Section 1.17 “Secretary” shall mean the Secretary of the Company.

     Section 1.18 “Securities Act” shall mean the Securities Act of 1933, as amended.

     Section 1.19 “Subsidiary” shall mean any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     Section 1.20 “Termination of Directorship” shall mean the time when a Participant who is an Independent Director ceases to be a Director for any reason, including, but not by way of limitation, a termination by resignation, failure to be elected, death or retirement. The Board, in its discretion, shall determine the effect of all matters and questions relating to Termination of Directorship with respect to Independent Directors.

ARTICLE II.
AWARD OF RESTRICTED STOCK

     Section 2.1 Award of Restricted Stock. In consideration of Participant’s agreement to remain in the service of the Company or its Subsidiaries and for other good and valuable consideration which the Board has determined to equal or exceed the par value of the Common Stock, on the Award Date the Company hereby awards to the Participant ___shares of Restricted Stock (the “Restricted Shares”).

     Section 2.2 Participant’s Services as a Director. Nothing in this Agreement shall confer upon the Participant any right to continue in the service of the Company or any Subsidiary (as a director or otherwise) or shall interfere with or restrict in any way the right of the Company or its Subsidiaries or stockholders, as the case may be, to increase or decrease the Participant’s fees at any time.

     Section 2.3 Restricted Stock Subject to Plan. The Restricted Stock awarded hereunder shall be subject to the terms and provisions of the Plan.

ARTICLE III.
RESTRICTIONS

     Section 3.1 Vesting and Lapse of Restrictions; Forfeiture.

     (a) Subject to Sections 3.1(b), 3.1(c), 3.3 and 3.4, the Restricted Shares shall vest, and the Restrictions shall cease to apply with respect to (i) one-third (1/3) of the Restricted Shares on the first anniversary of the Award Date; (ii) one-third (1/3) of the Restricted Shares on the second anniversary of the Award Date; and (iii) one-third (1/3) of the Restricted Shares on the third anniversary of the Award Date.

     (b) Notwithstanding Section 3.1(a), but subject to Section 3.1(c), the Restricted Shares shall vest, and the Restrictions shall cease to apply upon the date of consummation of the first Change in Control to occur following the Award Date.

     (c) Any Restricted Shares that remain subject to the Restrictions as of the effective date of the Participant’s Termination of Directorship shall thereupon be forfeited without further action by the Company. Notwithstanding Sections 3.1(a) or 3.1(b), no Restricted Shares shall become vested following the effective date of the Participant’s Termination of Directorship.

     Section 3.2 Legend. Certificates representing the Restricted Shares assigned pursuant to this Agreement shall, until all Restrictions lapse or shall have been removed and new certificates are assigned pursuant to Section 3.3, bear a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN VESTING REQUIREMENTS AND MAY BE SUBJECT TO REACQUISITION BY THE COMPANY UNDER THE TERMS OF A RESTRICTED STOCK AGREEMENT BY AND BETWEEN DEX MEDIA, INC. (THE

“COMPANY”) AND THE REGISTERED OWNER OF SUCH SHARES (THE “AGREEMENT”) AND THE DEX MEDIA, INC. 2004 INCENTIVE AWARD PLAN (THE “PLAN”), AND SUCH SHARES MAY NOT BE, DIRECTLY OR INDIRECTLY, OFFERED, TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNDER ANY CIRCUMSTANCES, EXCEPT PURSUANT TO THE PROVISIONS OF THE PLAN AND THE AGREEMENT.”

     Section 3.3 Assignment of Certificates for Vested Shares. Upon the vesting of the Restricted Shares as provided in Section 3.1 and subject to Section 4.3, the Company shall cause new certificates to be assigned with respect to such vested shares and delivered to the Participant or his legal representative, free from any Restrictions hereunder and free from the legend provided for in Section 3.2. Such vested shares shall cease to be considered Restricted Stock subject to the terms and conditions of this Agreement. Notwithstanding the foregoing, no such new certificate shall be delivered to the Participant or his legal representative unless and until the Participant or his legal representative shall have paid to the Company in cash or made provisions for payment through withholding against income, the full amount of all federal and state (or applicable foreign) withholding or other employment taxes applicable to the taxable income of the Participant resulting from the grant of Restricted Stock or the lapse or removal of the Restrictions.

     Section 3.4 Removal of Restrictions; Acceleration of Lapse of Restrictions.

     (a) By resolution, the Board may, on such terms and conditions as it deems appropriate, remove any or all of the Restrictions (including accelerate vesting) at any time or from time to time.

     (b) Subject to Section 3.4(c), if the shares of the Company’s Common Stock as a whole are increased, decreased, changed into or exchanged for a different number or kind of shares or securities of the Company, whether through merger, consolidation, reorganization, recapitalization, reclassification, stock dividend, stock split, combination of shares, exchange of shares, change in corporate structure or the like, the Board, in its sole discretion, shall have the discretion and power to determine and to make effective provision for acceleration of the time or times at which any Restrictions shall lapse or be removed. In addition, in the case of the occurrence of any event described in this Section 3.4(b), the Board, in its sole discretion, may adjust the number and kind of shares (or other securities or property) subject to the award granted hereunder or make any other adjustment permitted pursuant to Article 11 of the Plan with respect thereto. Any such adjustment made by the Board shall be final and binding upon the Participant, the Company and all other interested persons.

     (c) In the event that the Participant receives any new or additional or different shares or securities by reason of any transaction or event described in Section 3.4(b), such new or additional or different shares or securities which are attributable to the Participant in his capacity as the registered owner of the Restricted Stock then subject to Restrictions, shall be considered to be Restricted Stock and shall be subject to all of the Restrictions, unless the Board provides, pursuant to Sections 3.4(a) or 3.4(b), for the removal or lapse of the Restrictions on the Restricted Shares underlying the distribution of the new or additional shares or securities.

ARTICLE IV.
MISCELLANEOUS

     Section 4.1 Administration. The Board shall have the power to interpret this Agreement and all other documents relating to Restricted Stock and to adopt such rules for the administration, interpretation and application of this Agreement as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Board in good faith shall be final and binding upon the Participant, the Company and all other interested persons. No member of the Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Restricted Stock and all members of the Board shall be fully protected by the Company in respect to any such action, determination or interpretation.

     Section 4.2 Restricted Stock Not Transferable. No Restricted Stock or any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Participant or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that this Section 4.2 shall not prevent transfers by will or by applicable laws of descent and distribution or, subject to the consent of the Board, pursuant to a DRO.

     Section 4.3 Conditions to Delivery of Stock Certificates. The Company shall not be required to deliver any certificate or certificates for shares of stock pursuant to this Agreement prior to fulfillment of all of the following conditions:

     (a) The obtaining of any approval or other clearance from any state or federal governmental agency which the Board shall, in its sole discretion, determine to be necessary or advisable; and

     (b) The payment by the Participant of all amounts required to be withheld, under federal, state and local (or applicable foreign) tax laws, with respect to the issuance or assignment of Restricted Stock and/or the lapse or removal of any of the Restrictions; and

     (c) The lapse of such reasonable period of time as the Board may from time to time establish for reasons of administrative convenience.

     Section 4.4 Escrow. The Secretary of the Company or such other escrow holder as the Board may appoint shall retain physical custody of the certificates representing Restricted Stock until all of the Restrictions lapse or shall have been removed; provided, however, that in no event shall the Participant retain physical custody of any certificates representing unvested Restricted Stock assigned to the Participant. Additionally, the Participant shall, in connection with the award of the Restricted Shares, deliver to the Company a stock power, endorsed in blank, relating to the Restricted Shares.

     Section 4.5 Notices. Any notice required by this Agreement will be deemed provided and delivered to the intended recipient (a) when delivered in person by hand; (b) three days after being sent via U.S. certified mail, return receipt requested; or (c) the day after being sent via overnight courier, in each case provided such notice is properly addressed to the following address and enclosed in a properly sealed envelope or wrapper, and with all postage and similar fees having been paid in advance.

If to the Company:	Dex Media, Inc.
198 Inverness Drive West
Englewood, CO 80112
Attn: General Counsel

And if to the Participant:	To the address given beneath Participant’s signature hereto.

     By a notice given pursuant to this Section 4.5, either party may hereafter designate a different address for notices to be given. Any notice which is required to be given to the Participant shall, if the Participant is then deceased, be given to the Participant’s personal representative if such representative has previously informed the Company of representative’s status and address by written notice under this Section 4.5.

     Section 4.6 Rights as Stockholder. Except as otherwise provided herein, upon delivery of the Restricted Shares to the escrow holder pursuant to Section 4.4, the Participant shall have all the rights of a stockholder with respect to said shares, subject to the Restrictions herein, including the right to vote the shares and to receive all dividends or other distributions paid or made with respect to the Restricted Shares; provided, however, that the Company shall retain custody of all cash dividends, stock dividends and other distributions (“Retained Distributions”) made or declared with respect to the Restricted Shares (and such Retained Distributions will be subject to the Restrictions and the other terms and conditions under this Agreement that are applicable to the Restricted Shares) until such time, if ever, as the Restricted Shares with respect to which such Retained Distributions shall have been made, paid or declared shall have become vested, and such Retained Distributions shall not bear interest or be segregated as separate accounts and shall be subject to forfeiture upon the Participant’s Termination of Directorship to the extent set forth in Section 3.1(c).

     Section 4.7 Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

     Section 4.8 Conformity to Securities Laws. The Participant acknowledges that this Agreement is intended to conform to the extent necessary with all provisions of all applicable federal and state (and applicable foreign) laws, rules and regulations (including but not limited to, the Securities Act and the Exchange Act and to such approvals by any listing, regulatory or other governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith). Notwithstanding anything herein to the contrary, this Agreement shall be administered, and the Restricted Stock shall be assigned, only in such a manner as to conform to such laws, rules and regulations including, without limitation, Rule 16b-3. To the extent permitted by applicable law, this Agreement and the Restricted Stock assigned hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

     Section 4.9 Amendment. This Agreement may be amended without the consent of the Participant provided that such amendment would not impair any rights of the Participant under this Agreement.

     Section 4.10 Governing Law. The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

     Section 4.11 Section 83(b) Election. If the Participant makes an election under Section 83(b) of the Code, or any successor section thereto, to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Participant would otherwise be taxable under Section 83(a) of the Code, the Participant shall deliver a copy of such election to the Company immediately after filing such election with the Internal Revenue Service. A sample copy of such election is set forth in Annex A hereto PARTICIPANT FURTHER ACKNOWLEDGES THAT THE COMPANY IS NOT RESPONSIBLE FOR FILING THE PARTICIPANT’S 83(b) ELECTION, AND THE COMPANY HAS DIRECTED PARTICIPANT TO SEEK INDEPENDENT ADVICE REGARDING THE APPLICABLE PROVISIONS OF THE CODE, THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH PARTICIPANT MAY RESIDE, AND THE TAX CONSEQUENCES OF PARTICIPANT’S DEATH.

[signature page follows]

     IN WITNESS HEREOF, this Agreement has been executed and delivered by the parties hereto.

DEX MEDIA, INC. a Delaware Corporation
By:
Name:
Title:

[Participant’s Name]
[Participant’s Residence Address]

ANNEX A

ELECTION TO INCLUDE THE VALUE OF RESTRICTED

PROPERTY IN GROSS INCOME IN THE YEAR OF TRANSFER

     This statement is being made under Section 83(b) of the Internal Revenue Code, pursuant to Treas. Reg. Section 1.83-2.

i)	The person who performed the service is:

Name:
Address:

Taxpayer I.D. Number:
Taxable Year:

ii)	The property with respect to which the election is being made is shares of the common stock of Dex Media, Inc.

iii)	The property was granted on ___. This election is being made for the ___tax year.

iv)	The property is subject to a restriction period during which the property will be forfeited upon the termination of the taxpayer’s services with the issuer under certain circumstances. The restriction period lapses describe time-based vesting schedule.

v)	The fair market value at the time of grant (determined without regard to any restriction other than a restriction which by its terms will never lapse) is $ per share.

vi)	The amount paid for such property is $ per share.

vii)	A copy of this statement was furnished to Dex Media, Inc. for whom the taxpayer rendered the service underlying the transfer of property.

viii)	This statement is executed as of .

[Participant’s Name] [Participant’s Residence Address]